Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-223170 on Form S-3 and Registration Statements Nos. 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011, 333-164230, 333-212998 and 333-212999 on Forms S-8 of our report dated February 19, 2020, relating to the consolidated financial statements of Ilim S.A. and its subsidiaries, appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2019.

/s/ AO Deloitte & Touche CIS

Moscow, Russia
February 19, 2020